Exhibit 10.3

NOTE PURCHASE OPTION AGREEMENT

THIS NOTE PURCHASE OPTION AGREEMENT (“Agreement”) is executed and delivered as of this 1st day of June, 2009, by and among MasTec North America, Inc. (“Maker”), Jon L. Wanzek, as Sellers’ Representative (“Wanzek”), and the Wanzek Family Foundation (the “Foundation”, and together with Wanzek, the “Holder”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed thereto in the Stock Purchase Agreement dated October 4, 2008, by and among Maker, MasTec, Inc., a Florida corporation, Wanzek Construction, Inc., a North Dakota corporation, Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust, Janet L. Wanzek, a North Dakota resident, Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust, Jon L. Wanzek, a North Dakota resident, Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust, and Wanzek, as Sellers’ Representative, subsequently amended by that certain First Amendment to Stock Purchase Agreement dated December 2, 2008, that certain Second Amendment to Stock Purchase Agreement dated December 16, 2008, and that certain Third Amendment to Stock Purchase Agreement (the “Third Amendment”) dated as of the date hereof (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Maker (i) issued to Wanzek a Negotiable Subordinated Convertible Note due December 16, 2013 in the aggregate principal amount of $47,500,000, and (ii) issued to the Foundation a Negotiable Subordinated Convertible Note due December 16, 2013 in the aggregate principal amount of $7,500,000 (together, the “Notes”);

WHEREAS, Maker wishes to obtain from Holder an option to purchase the Notes from Holder and Holder wishes to grant Maker an option to purchase the Notes from Holder (the “Option”); and

WHEREAS, as consideration for such Option, concurrently with the execution of this Agreement, the Parties are entering into the Third Amendment, substantially in the form of Exhibit A.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Option to Purchase Notes. Subject to the terms and conditions of this Agreement, the Holder hereby grants the Maker the Option from the date hereof through 11:59 PM Fargo, North Dakota time on the 60th day following the date hereof (the “Option Period”) to purchase from Holder all or any portion of the Notes (with new Notes to be executed and delivered if less than the whole of either Note is purchased) for the Note Purchase Price (as defined below). Maker may exercise the Option any time during the Option Period by delivering written notice to Holder of its intent to exercise the Option to the address for Wanzek set forth in Section 15.

2. Note Purchase Price. “Note Purchase Price” means the principal amount of the Notes or any portion purchased plus all interest accrued under the Notes through the Closing (as hereinafter defined).

3. Closing. If the Option is exercised during the Option Period, then the parties shall consummate the purchase at a closing (the “Closing”) no later than 10 Business Days following the end of the Option Period at the offices of Maker. At least five (5) Business Days prior to the Closing, the Maker shall notify Holder of the date and time of the Closing. At the Closing, the Holder shall sell, transfer and deliver to Maker full right, title and interest in and to the portion of the Notes purchased, free and clear of all Encumbrances and shall deliver to Maker the original Notes (or one Note if all or less than one Note is being repurchased) duly endorsed for transfer or accompanied by note powers duly endorsed. Simultaneously with the delivery of the Note or Notes, Maker shall deliver to Holder the Note Purchase Price by wire transfer of immediately funds to the bank and account designated by Wanzek and, to the extent a partial Note is repurchased, a replacement Note for the portion of the Note not repurchased.

4. No Conversion of Notes During Option Period or Prior to Closing. During the Option Period, and if the Option is exercised, during the period prior to Closing, Holder shall not exercise the conversion rights set forth in Section 2 of the Notes or otherwise cause the conversion of the Notes into shares of Guarantor’s common stock; provided that to the extent the Option is exercised for less than the whole of the Notes, Holder may convert during the period between exercise of the Option and Closing any portion of the Notes as to which the Option was not exercised if otherwise permitted by the Notes.

5. No Transfer or Sale of Notes During Option Period or Prior to Closing. During the Option Period, and if the Option is exercised, during the period prior to Closing, Holder shall not sell, gift, mortgage, pledge, exchange, assign or otherwise dispose or transfer, including a disposition under judicial order, legal process, execution, attachment, or enforcement of an Encumbrance (“Transfer”) the Notes; provided that to the extent the Option is exercised for less than the whole of the Notes, Holder may Transfer during the period between exercise of the Option and Closing any portion of the Notes as to which the Option was not exercised if otherwise permitted by the Notes and the Purchase Agreement.

6. Interest Under the Notes. If Maker does not exercise the Option for the whole of the Notes, then all interest accrued through April 16, 2009 on the portion of the Notes not purchased shall be paid by Maker on the first Business Day immediately following the end of the Option Period (the “Accrued Interest Payment Date”), and all interest accrued on the portion of the Notes not purchased from April 17, 2009 through the Accrued Interest Payment Date will be payable on August 16, 2009. All payments required to be made under the Notes, whether due before or after the date hereof, are suspended and no default or Event of Default (as defined in the Notes) has occurred or shall occur under the Notes for the failure to make such payments. Following (x) the end of the Option Period, if the Option is not exercised, or (y) the Closing, if the Option is exercised (but solely if less than the whole of the Notes is purchased), interest shall accrue at the rate provided in the Notes and interest payments shall resume under the Notes at the times provided therein.

7. Representations and Warranties. Holder represents to Maker that (i) this Agreement has been duly authorized (if necessary) and executed and delivered by or on behalf of such Holder, and this Agreement constitutes a valid and binding agreement of Holder, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application, (ii) it is the owner and holder of the Notes, free and clear of all Encumbrances, (iii) Holder has all the requisite power and authority to transfer the Notes to Maker should Maker exercise the Option, and (iv) Holder has not executed any prior assignment of the Notes to any third party, nor has Holder exercised its right to convert the Notes into shares of the Guarantor’s Common Stock.

8. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF FLORIDA. COURTS WITHIN THE STATE OF FLORIDA (LOCATED WITHIN THE COUNTY OF MIAMI-DADE) WILL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS; OR (C) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

10. Entire Agreement and Modification. This Agreement supersedes all prior and contemporaneous agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written instrument signed by the parties hereto.

11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the attorneys’ fees, costs and necessary disbursements of the parties shall be apportioned between the parties based on the degree to which each party’s claims were unsuccessful.

13. Counterparts and Facsimile. This Agreement may be executed in counterparts and, as so executed, shall constitute a binding agreement. A facsimile or other electronic transmission of the signature of any party shall be considered to have the same binding legal effect as an original signature.

14. No Third Party Beneficiary. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

15. Notices. Any notices, demands, consents, agreements, requests or other communications which may be or are required to be given, served or sent by any party to any other party or obtained from any party pursuant to this Agreement must be in writing and must be (a) mailed by first-class mail, registered or certified, return receipt requested, postage prepaid, (b) hand delivered personally by independent courier, or (c) transmitted by telecopier addressed as follows:

Maker:	MasTec North America, Inc.
c/o MasTec, Inc.
800 S. Douglas Road, 12th Floor
Coral Gables, FL 33134
Attention: Pablo A. Alvarez,
Executive Vice President, Mergers and Acquisitions
Facsimile No.: (305) 406-1900

with a copy (which shall not constitute notice) to:	MasTec, Inc. 800 S. Douglas Road, 12th Floor Coral Gables, FL 33134 Attention: Albert de Cardenas, Executive Vice President and General Counsel Facsimile No.: (305) 406-1947

with a copy (which shall not constitute notice) to:	Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, FL 33131 Attention: David Barkus Facsimile No.: (305) 961-5724

If to Holders, to:	Wanzek Construction, Inc.
c/o Jon Wanzek
16553 37th Street SE Fargo, ND 58103
Facsimile No.: (701) 282-6166

with a copy to:	Fabyanske, Westra, Hart & Thomson P.A.
(which shall not constitute notice)	800 LaSalle Ave., Suite 1900 Minneapolis, MN 55402 Attention: Scott L. Anderson
Facsimile No.: (612) 359-7602

Each party may designate by notice in writing a new address to which any notice, demand, consent, agreement, request or communication may thereafter be given, served or sent. Each notice, demand, consent, agreement, request or communication which is mailed, hand delivered or transmitted in the manner described above will be deemed received for all purposes at such time as it is delivered to the addressee (with the return receipt, the courier delivery receipt or the telecopier answer back confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

16. Conflicts with Purchase Agreement. To the extent there is a conflict between the terms and provisions of this Agreement and the Purchase Agreement, the terms and provisions of this Agreement shall govern.

17. Defined Terms. Capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered, or caused their duly authorized officers to execute and deliver, this Agreement as of the date first set forth above.

MASTEC NORTH AMERICA, INC.		WANZEK FAMILY FOUNDATION

By:	/s/ Pablo Alvarez	By:	/s/ Jon L. Wanzek
Name:	Pablo Alvarez	Name:	Jon L. Wanzek
Title:	Executive Vice President Mergers and Acquisitions	Title:	President

/s/ Jon L. Wanzek
Jon L. Wanzek, Seller’s Representative

EXHIBIT A

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT